EXHIBIT 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2008 RESULTS

-First Quarter 2008 Net Revenue Decreases 2%-

-Repurchases 3.4 Million Shares in the First Quarter-

-Completes First $100 Million Repurchase Plan Authorized on November 1, 2006-

SANTA MONICA, CALIFORNIA, May 1, 2008 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2008.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). The results of our outdoor operations are presented in discontinued operations within the statements of operations in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 7. Unaudited financial highlights are as follows:

	Three-Month Period Ended March 31,
	2008	2007	% Change
Net revenue	$55,653	$56,895	(2)%
Operating expenses (1)	35,409	35,045	1%
Corporate expenses (2)	4,454	4,630	(4)%
Consolidated adjusted EBITDA (3)	15,036	17,232	(13)%
Free cash flow (4)	$2,661	$6,647	(60)%
Free cash flow per share, basic and diluted (4)	$0.03	$0.06	(50)%
Net loss (income) from continuing operations	$(7,050)	$908	NM
Net loss applicable to common stockholders	$(7,704)	$(3,287)	134%
Net loss (income) per share from continuing operations applicable to common stockholders, basic and diluted	$(0.07)	$0.01	NM
Net loss per share applicable to common stockholders, basic and diluted	$(0.08)	$(0.03)	167%
Weighted average common shares outstanding, basic	95,416,338	103,859,772
Weighted average common shares outstanding, diluted	95,416,338	104,285,879

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.3 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended March 31, 2008 and 2007, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, and gain (loss) on sale of assets.
(2)	Corporate expenses include $0.4 million and $0.6 million of non-cash stock-based compensation for the three-month periods ended March 31, 2008 and 2007, respectively.
(3)

Consolidated adjusted EBITDA means net income (loss) plus (gain) loss on sale of assets, depreciation and amortization, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include (gain) loss on sale of assets ,depreciation and amortization, non-cash stock-based compensation, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash (gain) loss of sales

Entravision Communications

of assets, non-cash depreciation and amortization, non-cash stock-based compensation, net interest expense, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business.

(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income less the change in the fair value of our interest rate swaps. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter Ulloa, Chairman and Chief Executive Officer, said, “During the first quarter we continued to execute on our strategic plan and strengthen the position of our television and radio stations in a challenging advertising environment due to general economic conditions. We also faced difficult comparisons in our operational results compared to the year ago period, when we outperformed the industry with robust results from both our television and radio divisions. We remain well positioned to capitalize on the expanding purchasing power of the Hispanic consumer. We are prudently investing in our broadcasting assets to build audience share, penetrating new business and maintaining our disciplined cost approach. We have a strong balance sheet and the pending sale of our outdoor advertising assets for $100 million will provide us with substantial financial flexibility to execute on our growth initiatives and build value for our shareholders.”

The Company also announced that it repurchased 3.4 million shares of Class A common stock for approximately $22.4 million in the first quarter of 2008. Additionally, the Company announced that it repurchased 1.3 million shares of Class A common stock for approximately $8.4 million in the second quarter of 2008 thus completing the $100 million repurchase program authorized by the Company’s Board of Directors on November 1, 2006. The Company’s Board of Directors approved the repurchase of an additional $100 million of the Company’s common stock on April 7, 2008.

Financial Results

Three Months Ended March 31, 2008 Compared to Three Months Ended March 31, 2007

(Unaudited)

	Three-Month Period Ended March 31,
	2008	2007	% Change
Net revenue	$55,653	$56,895	(2)%
Operating expenses (1)	35,409	35,045	1%
Corporate expenses (1)	4,454	4,630	(4)%
Depreciation and amortization	5,545	5,720	(3)%

Operating income	10,245	11,500	(11)%
Interest expense, net	(22,164)	(9,846)	125%

Income (loss) before income taxes	(11,919)	1,654	NM
Income tax (expense) benefit	4,995	(746)	NM

Net income (loss) before equity in net loss of nonconsolidated affiliates and discontinued operations	(6,924)	908	NM
Equity in net loss of nonconsolidated affiliates	(126)	—	NM

Income (loss) from continuing operations	(7,050)	908	NM
Loss from discontinued operations, net of tax	(654)	(4,195)	(84)%

Net loss	$(7,704)	$(3,287)	134%

(1)	Operating expenses and corporate expenses are defined on page 1.

Entravision Communications

Net revenue decreased to $55.7 million for the three-month period ended March 31, 2008 from $56.9 million for the three-month period ended March 31, 2007, a decrease of $1.2 million. Of the overall decrease, $0.7 million came from our television segment and was primarily attributable to a decrease in national advertising sales, primarily due to a decrease in advertising rates. Additionally, $0.5 million of the overall decrease came from our radio segment and was primarily attributable to a decrease in local advertising sales, primarily due to a decrease in inventory sold and a decrease in advertising rates.

Operating expenses increased to $35.4 million for the three-month period ended March 31, 2008 from $35.0 million for the three-month period ended March 31, 2007, an increase of $0.4 million. The increase was primarily attributable to an increase in wages, syndication amortization and rent expense, partially offset by a decrease in national representation fees and other expenses associated with the decrease in net revenue.

Corporate expenses decreased to $4.5 million for three-month period ended March 31, 2008 from $4.6 million for the three-month period ended March 31, 2007, a decrease of $0.1 million. The decrease was primarily attributable to a decrease in non-cash stock-based compensation.

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period Ended March 31,
	2008	2007	% Change
Net Revenue
Television	$36,105	$36,791	(2)%
Radio	19,548	20,104	(3)%

Total	$55,653	$56,895	(2)%
Operating Expenses (1)
Television	$21,513	$21,494	0%
Radio	13,896	13,551	3%

Total	$35,409	$35,045	1%
Corporate Expenses (1)	$4,454	$4,630	(4)%
Consolidated adjusted EBITDA (1)	$15,036	$17,232	(13)%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Guidance

The following is the Company’s guidance for the second quarter of 2008. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward-looking.

Operating expenses and corporate expenses include non-cash stock-based compensation to comply with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). The Company expects approximately $0.4 million in operating expenses and $0.5 million in corporate expenses related to equity compensation in the second quarter of 2008.

For the second quarter of 2008, the Company expects net revenues to decrease by low- to mid-single digit percentages and operating expenses to increase by low-single digit percentages as compared to the second quarter of 2007. Excluding the non-cash stock-based compensation, corporate expenses are expected to be approximately flat as compared to the second quarter of 2007.

Entravision Communications

Entravision Communications Corporation will hold a conference call to discuss its 2008 first quarter results on May 1, 2008 at 5 p.m. Eastern Time. To access the conference call, please dial 212-231-2918 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television and radio operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 48 owned and operated radio stations. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo Chief Financial Officer Entravision Communications Corporation 310-447-3870	Mike Smargiassi/Joe Kessler Brainerd Communicators, Inc. 212-986-6667

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended March 31,
	2008	2007
Net revenue (including related parties of $150 and $150)	$55,653	$56,895

Expenses:
Direct operating expenses (including related parties of $2,493 and $2,727) (including non-cash stock-based compensation of $124 and $153)	24,734	24,216
Selling, general and administrative expenses (including non-cash stock-based compensation of $155 and $267)	10,675	10,829
Corporate expenses (including non-cash stock-based compensation of $435 and $647)	4,454	4,630
Depreciation and amortization (includes direct operating of $4,344 and $4,478; selling, general and administrative of $1,002 and $1,027; and corporate of $199 and $215) (including related parties of $580 and $580)	5,545	5,720

	45,408	45,395

Operating income	10,245	11,500
Interest expense (including related parties of $58 and $73)	(22,595)	(11,110)
Interest income	431	1,264

Income (loss) before income taxes	(11,919)	1,654
Income tax (expense) benefit	4,995	(746)

Income (loss) before equity in net loss of nonconsolidated affiliate and discontinued operations	(6,924)	908
Equity in net loss of nonconsolidated affiliate (including non-cash stock-based compensation of $0 and $2)	(126)	—

Income (loss) from continuing operations	(7,050)	908
Loss from discontinued operations, net of tax benefit of $973 and $2,646	(654)	(4,195)

Net loss applicable to common stockholders	$(7,704)	$(3,287)

Basic and diluted earnings per share:
Net income (loss) per share from continuing operations applicable to common stockholders, basic and diluted	$(0.07)	$0.01

Net loss per share from discontinued operations, basic and diluted	$(0.01)	$(0.04)

Net loss per share applicable to common stockholders, basic and diluted	$(0.08)	$(0.03)

Weighted average common shares outstanding, basic	95,416,338	103,859,772

Weighted average common shares outstanding, diluted	95,416,338	104,285,879

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(7,704)	$(3,287)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,545	5,720
Deferred income taxes	(5,217)	(2,365)
Amortization of debt issue costs	101	101
Amortization of syndication contracts	866	16
Payments on syndication contracts	(707)	(19)
Equity in net loss of nonconsolidated affiliate	126	—
Non-cash stock-based compensation	714	1,067
Change in fair value of interest rate swap agreements	14,043	3,286
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Decrease in accounts receivable	6,475	2,716
Increase in prepaid expenses and other assets	(655)	(453)
Decrease in accounts payable, accrued expenses and other liabilities	(1,101)	(3,262)
Effect of discontinued operations	(661)	8,106

Net cash provided by operating activities	11,825	11,626

Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	91	—
Purchases of property and equipment and intangibles	(4,004)	(3,425)
Purchase of a business	(22,885)	—
Effect of discontinued operations	(130)	(359)

Net cash used in investing activities	(26,928)	(3,784)

Cash flows from financing activities:
Proceeds from issuance of common stock	486	2,552
Payments on long-term debt	(10,027)	(76)
Repurchase of Class U common stock	(10,380)	—
Repurchase of Class A common stock	(22,500)	(2,840)
Excess tax benefits from exercise of stock options	—	123

Net cash used in financing activities	(42,421)	(241)

Net increase (decrease) in cash and cash equivalents	(57,524)	7,601
Cash and cash equivalents:
Beginning	86,945	118,525

Ending	$29,421	$126,126

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended March 31,
	2008	2007
Consolidated adjusted EBITDA (1)	$15,036	$17,232
Interest expense	(22,595)	(11,110)
Interest income	431	1,264
Income tax (expense) benefit	4,995	(746)
Income tax benefit in discontinued operations	973	2,646
Amortization of syndication contracts	(866)	(16)
Payments on syndication contracts	707	19
Non-cash stock-based compensation included in direct operating expenses	(124)	(153)
Non-cash stock-based compensation included in selling, general and administrative expenses	(155)	(267)
Non-cash stock-based compensation included in corporate expenses	(435)	(647)
Depreciation and amortization	(5,545)	(5,720)
Depreciation and amortization in discontinued operations	—	(5,789)
Equity in net loss of nonconsolidated affiliates	(126)	—

Net loss	(7,704)	(3,287)
Depreciation and amortization	5,545	5,720
Deferred income taxes	(5,217)	(2,365)
Amortization of debt issue costs	101	101
Amortization of syndication contracts	866	16
Payments on syndication contracts	(707)	(19)
Equity in net loss of nonconsolidated affiliate	126	—
Non-cash stock-based compensation	714	1,067
Change in fair value of interest rate swap agreements	14,043	3,286
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Decrease in accounts receivable	6,475	2,716
Increase in prepaid expenses and other assets	(655)	(453)
Decrease in accounts payable, accrued expenses and other liabilities	(1,101)	(3,262)
Effect of discontinued operations	(661)	8,106

Cash flows from operating activities	$11,825	$11,626

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each periods presented is as follows:

	Three-Month Period Ended March 31,
	2008	2007
Consolidated adjusted EBITDA (1)	$15,036	$17,232
Net interest expense (1)	8,020	6,459
Cash paid for income taxes	222	342
Capital expenditures (2)	4,133	3,784

Free cash flow (1)	2,661	6,647
Capital expenditures (2)	4,133	3,784
Non-cash interest (expense) income relating to amortization of debt finance costs and interest rate swap agreements	(14,144)	(3,387)
Non-cash income tax benefit	6,190	2,242
Amortization of syndication contracts	(866)	(16)
Payments on syndication contracts	707	19
Non-cash stock-based compensation included in direct operating expenses	(124)	(153)
Non-cash stock-based compensation included in selling, general and administrative expenses	(155)	(267)
Non-cash stock-based compensation included in corporate expenses	(435)	(647)
Depreciation and amortization	(5,545)	(5,720)
Depreciation and amortization in discontinued operations	—	(5,789)
Equity in net loss of nonconsolidated affiliates	(126)	—

Net loss	$(7,704)	$(3,287)

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.